Exhibit 10.3

SECOND AMENDMENT TO CREDIT AGREEMENT

Among

VANGUARD NATURAL GAS, LLC
(f/k/a NAMI HOLDING COMPANY, LLC),
as Borrower,

CITIBANK, N.A.,
as Administrative Agent and L/C Issuer,

and

CITIBANK, N.A.,
as Co-Lead Arranger, Sole Bookrunner
and Co-Syndication Agent,

and

BNP PARIBAS,
as Co-Lead Arranger and Co-Syndication Agent

and

THE LENDERS PARTY HERETO

Dated as of April 13, 2007

SECOND AMENDMENT TO CREDIT AGREEMENT

SECOND AMENDMENT TO CREDIT AGREEMENT made as of April 13, 2007 (this “Second Amendment” or “Amendment”), is entered into among VANGUARD NATURAL GAS, LLC, a limited liability company duly formed and existing under the laws of the Commonwealth of Kentucky (f/k/a Nami Holding Company, LLC) (the “Borrower”), the lenders listed on the signature pages hereto as Lenders (the “Lenders”), and CITIBANK, N.A., as Administrative Agent and L/C Issuer.

R E C I T A L S

A.            The Borrower, the Lenders, the Administrative Agent and the L/C Issuer are parties to that certain Credit Agreement dated as of January 3, 2007 (the “Original Credit Agreement”) as amended by that certain First Amendment to Credit Agreement dated as of March 2, 2007 (the “Amended Credit Agreement” and together with the Original Credit Agreement, the “Credit Agreement”).

B.            The parties desire to amend the Credit Agreement as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Same Terms.  All terms used herein which are defined in the Credit Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides.  In addition, all references in the Loan Documents to the “Agreement” shall mean the Credit Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time.  In addition, the following terms shall have the meanings set forth below:

“Effective Date” means April 13, 2007.

“Modification Papers” means this Amendment, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.             Conditions Precedent.  The transactions contemplated by this Amendment shall be deemed to be effective as of the Effective Date, when the following conditions have been complied with to the satisfaction of the Administrative Agent, unless waived in writing by the Administrative Agent:

A.            Second Amendment to Credit Agreement.  This Amendment to Credit Agreement shall be in full force and effect.

B.            Fees and Expenses.  The Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys’ fees and expenses) incurred by the Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers and previously incurred under the Loan Documents.

C.            Representations and Warranties  All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of this date.

3.             Amendments to Credit Agreement.  On the Effective Date, the Credit Agreement shall be deemed to be amended as follows:

(a)           Section 1.02 of the Credit Agreement shall be amended by removing the definition for “Change of Control” and replacing it with the following definition:

“‘Change in Control’ means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof) of Equity Interests representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower; provided that none of  (1) the transfer of Equity Interests of the Borrower pursuant to the Nami Restructure Plan, or (2) the issuance of common units representing an approximate 38% interest, in the aggregate,  in Vanguard Natural Resources, LLC to certain private investors, which will, directly or indirectly, own 100% of the Borrower, or (b) occupation of a majority of the seats (other than vacant seats) on the board of managers of the Borrower by Persons who were neither (i) nominated by the board of managers of the Borrower nor (ii) appointed by managers so nominated;”

(b)           Section 1.02 of the Credit Agreement shall be amended by removing the definition for “Transportation Agreement” and replacing it with the following definition:

“Gathering and Compression Agreement” has the meaning assigned to such term in Section 2.09(c).’”

(c)           Section 2.09(c) of the Credit Agreement shall be amended to read in its entirety as follows:

“(c)         Collateral Releases Per Restructuring of Assets Per Nami Restructure Plan.  As used in this subparagraph, the following terms shall have the following meanings:

“Asher PD Properties” shall mean all Proved Developed Producing and Proved Non-Producing Oil and Gas Properties associated with the wells described on Schedule 2.09(c)(3) attached hereto which are within the Producing Strata and which are within the Production Unit for each well, together with all subsurface and surface equipment necessary to produce oil and or gas from the well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping units and tank batteries present at a well site.

“Asher PUD Properties” shall mean all Oil and Gas Properties associated with the Producing Strata on the leases described on Schedule 2.09(c)(4) together with all subsurface and surface equipment which may be installed thereon and which may be necessary to produce oil and or gas from a well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping unit and tank batteries present at a well site.

“Gathering and Compression Agreement” shall mean the forms of agreements attached hereto as Exhibits A-1 and A-2 by and between Vinland Energy Gathering LLC, Borrower, and TEC or Ariana for the gathering and compression of oil and gas from the PD Properties and PUD Properties of Ariana and TEC.

“Management Services Agreement” shall mean the form of agreement attached as Exhibit B hereto entered into by Borrower, TEC and Ariana with Vinland Energy

Operations, LLC for the management of the PD Properties and PUD Properties of TEC and Ariana.

“Midstream Assets” means all gathering facilities, gathering systems, related pipelines and contracts for the gathering, transportation or sale of oil and gas production and shall include all equipment downstream or beyond the wellhead and well meter of each well, except for that equipment included in the definition of PD Properties, PUD Properties, Asher PD Properties or Asher PUD Properties.

“Operating Agreements” shall mean the forms of agreements attached as Exhibits C-1 and C-2 hereto between TEC or Ariana and Vinland Energy Operations, LLC, as operator, and Vinland Energy Eastern, LLC, as a nonoperator for the operation of the PDP Properties and PUD Properties of TEC and Ariana.

“Operating Assets” means all office equipment, furniture, fixtures, furnishings, vehicles, machinery, inventory and other personalty or property and not otherwise defined herein as “Asher PD Properties,” “Asher PUD Properties,” “PD Properties,” “PUD Properties,” “Other Oil and Gas Leases,” or “Midstream Assets.”

“Other Oil and Gas Leases” means Oil and Gas Properties of Ariana, NRC and TEC which are not included as part of the PD Properties, PUD Properties, Asher PD Properties or Asher PUD Properties.

 “Participation Agreement” shall mean the form of agreement attached as Exhibit D hereto between Vinland Energy Eastern, LLC, Borrower, Ariana and TEC.

“Producing Strata” shall mean, for each field, those geologic formations identified in Schedule 2.09(c)(1) as the Producing Strata for the field.

“Production Unit” shall mean, for each well (i) in Kentucky, an area configured in a circle with a diameter of 1,000 feet (or approximately 18.03 acres) around such well, or such greater or lesser area as may be, or may have been, established for such well by the relevant Kentucky regulatory authority and (ii) in Tennessee, an area configured in a square or rectangle containing 20 acres centered on the well bore or such greater or lesser area as may be, or may have been, established for such well by the relevant Tennessee regulatory authority.

“Proved Developed Oil and Gas Properties” or “PD Properties” shall mean all Proved Developed Producing in existence as of January 5, 2007, including those associated with the wells described on Schedule 2.09(c)(1) attached hereto which are within the Producing Strata and which are within the Production Unit for each well, together with all subsurface and surface equipment necessary to produce oil and or gas from the well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping units and tank batteries present at a well site; and upon transfer of the Asher PD Properties by NRC to TEC shall include the Asher PD Properties unless otherwise provided for herein.

“Proved Undeveloped Oil and Gas Properties” or “PUD Properties” shall mean all Oil and Gas Properties associated with the Producing Strata on the leases described on Schedule 2.09(c)(2) together with all subsurface and surface equipment which may be installed thereon and which may be necessary to produce oil and or gas from a well for delivery into a gathering or flowline at the well site, including any well, wellhead equipment, well-meter, pumping unit and tank batteries present at a well site; and upon transfer of the Asher PUD Properties by NRC to TEC shall include the Asher PUD Properties unless otherwise provided for herein.

“PUD Non-Participation Election” shall mean an election by Ariana or TEC (the “Electing Party”) not to participate in the drilling of a well or wells on the PUD Properties proposed by Vinland Energy Operations, LLC under the Management Services Agreement.  Pursuant to the terms of the Management Services Agreement, a PUD Non-Participation Election shall result in a forfeiture by the Electing Party of its interest in the PUD Properties to the extent (i) of the proposal for which an election was required to be made, and (ii) insofar as said PUD Properties are included in a Production Unit (the “Forfeited PUD Properties”).

“Revenue Payment Agreement” shall mean the form of agreement attached as Exhibit E hereto by and between TEC and NRC for the payment of certain revenues from the production and operation of the Asher PD Properties and the Asher PUD Properties until transfer of the Asher PD Properties and the Asher PUD Properties by NRC to TEC.

“Well Services Agreements” shall mean the forms of agreements attached as Exhibits F-1 and F-2 hereto between each of TEC or Ariana and Vinland Energy Operations, LLC, as operator, and Vinland Energy Eastern, LLC, as a nonoperator for the service of wells on the PDP Properties and PUD Properties of TEC or Ariana.

Subsequent to the Effective Date and pursuant to the implementation of the Nami Restructure Plan, the following shall occur:

1.             NRC will transfer to TEC, (i) 100% of NRC’s PD Properties; (ii) a 100% interest in NRC’s PUD Properties; (iii) a 100% interest in NRC’s Other Oil and Gas Leases; and (iv) a net revenue interest in the Asher PD Properties and Asher PUD Properties pursuant to the terms of the Revenue Payment Agreement;

2.             TEC will convey to Vinland Energy Eastern, LLC (i) 100% of its interest in Other Oil and Gas Leases, inclusive of the interest conveyed to it by NRC referenced in paragraph 1 above, and (ii) a 60% interest in TEC’s PUD Properties;

3.             Ariana will convey to Vinland Energy Eastern, LLC (i) 100% of its interest in Other Oil and Gas Leases and (ii) a 60% interest in all of its PUD Properties;

4.             NRC will thereafter convey to Vinland Energy Gathering, LLC all of NRC’s Midstream Assets;

5.             TEC will thereafter convey to Vinland Energy Gathering, LLC all of TEC’s Midstream Assets;

6.             Ariana will thereafter convey to Vinland Energy Gathering, LLC all of Ariana’s Midstream Assets;

7.             NRC will thereafter convey to Vinland Energy Operations, LLC all of NRC’s Operating Assets;

8.             Ariana will thereafter convey to Vinland Energy Operations, LLC all of Ariana’s Operating Assets;

9.             TEC will thereafter convey to Vinland Energy Operations, LLC all of TEC’s Operating Assets; and

10.           All PD Properties and PUD Properties of TEC and Ariana shall be made subject to the terms of the Management Services Agreement, the Participation Agreement, the Operating Agreements, the Gathering and Compression Agreements and the Well Services Agreements.  Further, the charges allocated to TEC and Ariana under such agreements shall be as specified therein subject to adjustment as provided in said Agreements.

In connection with such transfers, the Administrative Agent agrees to release its liens and security interests against (i) the Midstream Assets, retaining, however, a security interest in any and all gathering, transportation or marketing agreements, whether now existing or hereafter entered into, affecting or relating to the production of oil and gas produced from the Oil and Gas Properties in which Lenders have been granted a lien pursuant to the Security Documents and not released pursuant to the terms of this subparagraph, (ii) 100% of the Other Oil and Gas Leases, (iii) a 60% interest in the PUD Properties save and except the Asher PUD Properties and (iv) 100% of the Operating Assets.  With respect to the partial release of its lien on PUD Properties, save and except the Asher PUD Properties, the form of release attached hereto as Exhibit J shall be used with inclusion of appropriate descriptions of the interests to be released based on Schedules 2.09(c)(1) and 2.09(c)(2) attached hereto.  The Administrative Agent shall execute such releases at the expense of the Borrower and NRC.  The Administrative Agent will release NRC from its obligations under its Guaranty Agreement when (i) all of NRC’s PD Properties save and except the Asher PD Properties and Asher PUD Properties have been transferred to TEC and (ii) TEC has executed such supplemental Mortgages and other documents as the Administrative Agent may require to confirm that the Lien granted by NRC continues to secure all of the obligations of the Borrower hereunder following the transfer of title to such PD Properties.

In the event a PUD Non-Participation Election results in Ariana or TEC forfeiting its interest in any PUD Properties and an assignment of such party’s interest in such PUD Properties is required to be made by Ariana or TEC to a third party, the Administrative Agent agrees to release its liens and security interests against the Forfeited PUD Properties. The Administrative Agent shall execute such release within a reasonable time after receipt of an assignment of the Forfeited PUD Properties duly executed by Ariana or TEC.  The release to be executed by the Administrative Agent shall at the expense of the Borrower.”

11.           Upon receipt of consent from Asher Land and Mineral, Ltd. and the assignment of the Asher PD Properties and Asher PUD Properties by NRC to TEC, the Administrative Agent agrees to release its lien against a 60% interest in the Asher PUD Properties upon receipt of supplemental Mortgages or other documents executed by TEC as the Administrative Agent may require to confirm that the Lien granted by NRC against the Asher PD Properties and the remaining 40% interest in the Asher PUD Properties continues to secure all the obligations of Borrower hereunder following transfer of title to such properties to TEC.

(d)           Schedule 2.09(c)(1) of the Credit agreement shall be amended to read in its entirety as set forth on the attached Exhibit G hereto.

(e)           The Credit Agreement shall be amended to include a Schedule 2.09(c)(3), which shall read as set forth on the attached Exhibit H hereto.

(f)            The Credit Agreement shall be amended to include a Schedule 2.09(c)(4), which shall read as set forth on the attached Exhibit I hereto.

(g)           Section 12.01(a)(i) of the Credit Agreement is amended to change Borrower’s address from:

7500 San Felipe, Suite 440
Houston, TX 77063
Attention:  Mr. Scott W. Smith
Telecopy:  713-659-1799
Telephone:  713-659-1794

to:

7500 San Felipe, Suite 485
Houston, TX 77063
Attention:  Mr. Scott W. Smith
Telecopy:  713-659-1799
Telephone:  713-659-1794.

4.             Certain Representations.  The Borrower represents and warrants that, as of the Effective Date:  (a) the Borrower has full power and authority to execute the Modification Papers and the Modification Papers constitute the legal, valid and binding obligation of the Borrower enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors’ rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by the Borrower thereof.  In addition, the Borrower represents that all representations and warranties contained in the Credit Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

5.             No Further Amendments.  Except as previously amended in writing or as amended hereby, the Credit Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

6.             Limitation on Agreements.  The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Credit Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which the Administrative Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

7.             Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

8.             Incorporation of Certain Provisions by Reference.  The provisions of Section 12.09 of the Credit Agreement captioned “Governing Law; Jurisdiction; Consent to Service of Process; Waiver of Jury Trial” are incorporated herein by reference for all purposes.

9.             Entirety, Etc.  This instrument and all of the other Loan Documents embody the entire agreement between the parties.  THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signatures begin on next page.]

The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	VANGUARD NATURAL GAS, LLC
f/k/a Nami Holding Company, LLC

	By:	/s/ Scott W. Smith
Scott W. Smith
President and Chief Executive Officer

ADMINISTRATIVE AGENT:	CITIBANK, N.A.
as Administrative Agent

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	CITIBANK, N.A.

	By:	/s/ Angela McCracken
Angela McCracken
Vice President

LENDERS:	BNP PARIBAS

	By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
Title: Direcotor

	By:	/s/ Robert Long
	Name:	Robert Long
Title: Vice President

EXHIBIT A-1

GATHERING AND COMPRESSION AGREEMENT
TEC

EXHIBIT A-2

GATHERING AND COMPRESSION AGREEMENT
ARIANA

EXHIBIT B

MANAGEMENT SERVICES AGREEMENT

EXHIBIT C-1

OPERATING AGREEMENT
TEC

EXHIBIT C-2

OPERATING AGREEMENT
ARIANA

EXHIBIT D

PARTICIPATION AGREEMENT

EXHIBIT E

REVENUE PAYMENT AGREEMENT

EXHIBIT F-1

WELL SERVICES AGREEMENT
TEC

EXHIBIT F-2

WELL SERVICES AGREEMENT
ARIANA

EXHIBIT G

AMENDED SCHEDULE 2.09(c)(1)

EXHIBIT H

SCHEDULE 2.09(c)(3)

ASHER PD PROPERTIES

The following is a listing of Asher PD wells located on oil and gas leases which are part of the Oil and Gas Properties under the Credit Agreement as of January 3, 2007, as amended.  The wells (with the number of the permit for such well issued by the relevant regulatory agency) are listed by the field in which such wells are located.  It is agreed that with respect to the wells in the field as set forth below that the Asher Proved Developed Oil and Gas Properties shall include those reserves which are within the Producing Strata in the Production Unit for such wells.

Asher Field
Bell and Knox Counties, Kentucky
Producing Strata: All subsurface formations and depths between the stratigraphic equivalent of the top of the Big Lime Formation as found in the Asher #36 well at the subsurface depth of 2,824 feet (the location of which well is contained in Well Permit Number 95451) and 100 feet below the stratigraphic equivalent of the base of the Corniferous Formation as found in the Asher #36 well as at a subsurface depth of 3,681 feet (the location of which is contained in Well Permit Number 95451).

Well Name	Permit #
Asher Land & Mineral LTD #1	86953
Asher Land & Mineral LTD #11	87422
Asher Land & Mineral LTD #12	87564
Asher Land & Mineral LTD #15	91895
Asher Land & Mineral #18	91900
Asher Land & Mineral LTD #22	94838
Asher Land & Mineral LTD #25	95468
Asher Land & Mineral LTD #20	95748
Asher Land & Mineral LTD #26	95749
Asher Land & Mineral LTD #27	95750
Asher Land & Mineral LTD #28	95751
Asher Land & Mineral LTD #24	95456
Asher Land & Mineral LTD #29	96050
Asher Land & Mineral LTD #14B	96158
Asher Land & Mineral LTD #30	96316
Asher Land & Mineral LTD #32	96346
Asher Land & Mineral LTD #31	96503
Asher Land & Mineral LTD #33	96400
Asher Land & Mineral LTD #34	96442
Asher Land & Mineral LTD #35	96437
Asher Land & Mineral LTD #36	96451
Asher Land & Mineral LTD #37	97034
Taylor Heirs Et Al # 3 (only as to Asher lease acreage included in the unit for the well. The remaining leases in unit and interest in well are part of the Proved Developed Oil and Gas Properties in Amended Schedule 2.09(c)(1).	96864

EXHIBIT I

SCHEDULE 2.09(c)(4)

ASHER PUD PROPERTIES

Asher PUD Properties shall mean all of the oil and gas leases in a field upon which are located the wells listed on Schedule 2.09(c)(3) or which are pooled and included in a Production Unit for such well, insofar as said leases cover acreage outside the Production Unit for such wells and insofar as said oil and gas leases include those reserves which are within the Producing Strata for the field where such leases are located.